UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2018, the Company’s Board voted to change its authorized common shares to 27,000,000 to accommodate the reserve for financing from Chicago Venture Partners (St. George). Chicago Venture Partners and St. George are the same Company. St. George is a Bahamas Company that Chicago Venture Partners uses to fund its deals.

Item 7.01 Regulation FD Disclosure.

(1) The Company has received number of inquiries from shareholders. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. What is the current float of the company?

A1. As of March 20, 2018, the current float is 4,842,879. The float is defined as shares deposited with DTC and can be traded. The last increase of the float occurred on October 16, 2017 (nearly 5 months ago).

(2) On March 15, 2018, Sunset Island Group. (the “Company”) issued a press release providing an update on its operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated & Amended Articles of Incorporation (filed as Exhibit 3.1 to Form 8-K filed on March 14, 2018)
99.1	Press Release

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: March 20, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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